     As filed with the Securities and Exchange Commission on July 12, 1996
                                                   Registration No. 33-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                             ---------------------

                              RITE AID CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                      23-1614034
 (State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                      Identification No.)


                                 30 Hunter Lane
                         Camp Hill, Pennsylvania  17011
                                 (717) 761-2633
                    (Address of principal executive offices)

                       1990 OMNIBUS STOCK INCENTIVE PLAN
                            (Full title of the plan)

                           Elliot S. Gerson, Esquire
                           Senior Vice President and
                         Assistant Chief Legal Counsel
                              Rite Aid Corporation
                                 30 Hunter Lane
                         Camp Hill, Pennsylvania  17011
                    (Name and address of agent for service)

                                 (717) 761-2633
         (Telephone number, including area code, of agent for service)

                             ---------------------


                        CALCULATION OF REGISTRATION FEE


=========================================================================================================================
     Title of securities           Amount to be          Proposed maximum        Proposed maximum            Amount of
       to be registered             registered            offering price        aggregate offering       registration fee
                                                           per share(1)              price(1)
- -------------------------------------------------------------------------------------------------------------------------
        Common Stock,              6,301,426(2)              $29.8125              $187,861,262               $64,780
        $1.00 par value
=========================================================================================================================

(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the reported high and low sales prices for the Company's Common Stock on July 8, 1996 as reported on the New York Stock Exchange.

(2) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.


================================================================================

                                   PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Rite Aid Corporation (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this registration statement by reference:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended March 2, 1996.

         2. The description of the Registrant's shares of Common Stock, par value $1.00 per share (the "Common Stock"), contained in the Registration Statement on Form 8-A dated July 18, 1991 filed by the Registrant to register such securities under the Exchange Act, including all amendments and reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

         The consolidated financial statements and schedules included in the Registrant's Annual Report on Form 10-K as of March 2, 1996, and for each of the years in the three-year period ended March 2, 1996 have been incorporated by reference in this registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on consolidated financial statements of the Company issued at future dates, and consents to the use of their report thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

         The report of KPMG Peat Marwick LLP on the consolidated financial statements for the fiscal year ended March 4, 1995 refers to a change in the method of accounting for investments.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to
Section 145 is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

         Article Tenth of the Company's Certificate of Incorporation and
Article VII of the Company's By-laws provide for the indemnification of its directors and officers as authorized by Section 145 of the DGCL.

         The directors and officers of the Company and its subsidiaries are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), under liability insurance policies carried by the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following Exhibits are filed as part of this Registration
         Statement:

         4 Rite Aid Corporation 1990 Omnibus Stock Incentive Plan, as amended

         5 Opinion of Elliot S. Gerson, Senior Vice President and Assistant Chief Legal Counsel to the Registrant

         23.1    Consent of KPMG Peat Marwick LLP

         23.2 Consent of Elliot S. Gerson, Senior Vice President and Assistant Chief Legal Counsel to the

                 Registrant (contained in Exhibit 5)

         24 Power of Attorney (contained on signature page of this Registration Statement)

         99      Rite Aid Corporation 1990 Omnibus Stock Incentive Plan

ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, Pennsylvania on this 11th day of July, 1996.

                                RITE AID CORPORATION


                                By:     /s/ Martin L. Grass
                                        -----------------------------
                                        Martin L. Grass
                                        Chairman of the Board and
                                        Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin L. Grass and Franklin C. Brown and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

 Signature                                   Title                               Date
 ---------                                   -----                               ----


 /s/ Frank M. Bergonzi                       Principal Financial Officer and     July 11,  1996
 ------------------------------------------- Principal Accounting Officer
     Frank M. Bergonzi


 /s/ Franklin C. Brown                       Director                            July 11,  1996
 -------------------------------------------
     Franklin C. Brown


 /s/ Alex Grass                              Director                            July 11,  1996
 -------------------------------------------
     Alex Grass


 /s/ Martin L. Grass                         Chief Executive Officer and         July 11,  1996
 ------------------------------------------- Director
     Martin L. Grass


 /s/ Philip Neivert                          Director                            July 11,  1996
 -------------------------------------------
     Philip Neivert

 Signature                                   Title                               Date
 ---------                                   -----                               ----
 /s/ Timothy J. Noonan                       Chief Operating Officer and         July 11,  1996
 ------------------------------------------- Director
     Timothy J. Noonan


 /s/ Leonard N. Stern                        Director                            July 11,  1996
 -------------------------------------------
     Leonard N. Stern


 /s/ Henry Taub                              Director                            July 11,  1996
 -------------------------------------------
     Henry Taub


 /s/ Preston Robert Tisch                    Director                            July 11,  1996
 -------------------------------------------
     Preston Robert Tisch


                                             Director                            July 11,  1996
 -------------------------------------------
     Gerald Tsai, Jr.

                               INDEX TO EXHIBITS

Exhibit
Number
- -------

   4     -       Rite Aid Corporation 1990 Omnibus Stock Incentive Plan, as amended

   5     -       Opinion of Elliot S. Gerson, Senior Vice President and Assistant Chief Legal Counsel to the Registrant

23.1     -       Consent of KPMG Peat Marwick LLP

23.2     -       Consent of Elliot S. Gerson, Senior Vice President and Assistant Chief Legal Counsel to the Registrant (contained in Exhibit 5)

  24     -       Power of Attorney (contained on signature page of this Registration Statement)

  99     -       Rite Aid Corporation 1990 Omnibus Stock Incentive Plan